FOR IMMEDIATE RELEASE             Contact Information
Josh Klaetsch, Investor Relations
Phone : (701) 837-7104
E-mail : IR@centerspacehomes.com

CENTERSPACE ANNOUNCES QUARTERLY DIVIDEND, REDEMPTION OF SERIES C PREFERRED SHARES AND SHARE ISSUANCE UPDATE

MINNEAPOLIS, MN, September 3, 2024 – NYSE: CSR. Centerspace’s (the “Company”) Board of Trustees announced today that it has declared a regular quarterly distribution of $0.75 per share/unit, payable on October 10, 2024, to common shareholders and unitholders of record at the close of business on September 30, 2024.

The Board of Trustees also declared a distribution of $0.4140625 per share on the 6.625% Series C Cumulative Redeemable Preferred Shares (NYSE: CSR-PRC), payable on September 30, 2024, to holders of record at the close of business on September 16, 2024.

Centerspace also announced that it intends to redeem all shares outstanding of the Company’s 6.625% Series C Cumulative Redeemable Preferred Stock on September 30, 2024. The shares will be redeemed at $25.00 per share, plus the aforementioned accrued and unpaid dividends to September 30, 2024, in an amount equal to approximately $0.4140625 per share, for a total payment of approximately $25.4140625 per share. The total payment to redeem these shares is approximately $98.64 million.

The preferred share redemption is being funded largely by the issuance of shares of common shares under the Company’s ATM program. Year-to-date through August 30, 2024, Centerspace has sold approximately 1.36 million shares under their ATM, including through forward transactions. The aggregate issuance price of these shares is approximately $97.28 million, before fees and expenses.

“This is an important strategic step that allows Centerspace to simplify and improve its balance sheet while increasing the Company’s share liquidity in a non-dilutive manner,” noted CFO Bhairav Patel.

About Centerspace
Centerspace is an owner and operator of apartment communities committed to providing great homes by focusing on integrity and serving others. Founded in 1970, the company currently owns 70 apartment communities consisting of 12,883 homes located in Colorado, Minnesota, Montana, Nebraska, North Dakota, and South Dakota. Centerspace was named a top workplace for the fifth consecutive year in 2024 by the Minneapolis Star Tribune. For more information, please visit www.centerspacehomes.com.

Forward-Looking Statements
Certain statements in this press release are based on the Company’s current expectations and assumptions, and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Forward-looking statements are typically identified by the use of terms such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “assumes,” “may,” “projects,” “outlook,” “future,” and variations of such words and similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, or achievements to be materially different from the results of operations, financial conditions, or plans expressed or implied by the forward-looking statements. Although the Company believes the expectations reflected in its forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be achieved. Any statements contained herein that are not statements of historical fact should be deemed forward-looking statements. As a result, reliance should not be placed on these forward-looking statements, as these statements are subject to known and unknown risks, uncertainties, and other factors beyond the Company’s control and could differ materially from actual results and performance. Such risks and uncertainties are detailed from time to time in filings with the SEC, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” contained in the Company’s Annual Report on Form 10-K, in Quarterly Reports on Form 10-Q, and in other reports that the Company files with the SEC from time to time. The Company assumes no obligation to update or supplement forward-looking statements that become untrue due to subsequent events.
If you would like more information about this topic, please contact Josh Klaetsch, Investor Relations, at (701) 837-7104 or IR@centerspacehomes.com.